      As filed with the Securities and Exchange Commission on August 7, 1997
                                               Registration No. 333-________
===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                 __________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933
                                 __________

                             PARK BANCORP, INC.
           (Exact name of registrant as specified in its charter)

            Delaware                                           36-4082530
  (State or Other Jurisdiction        2740 W. 55th Street   (I.R.S. Employer
of Incorporation or Organization)   Chicago, Illinois 60632  Identification
                                                                  No.)
  (Address, including zip code of registrant's principal executive office)
                            ____________________

                             PARK BANCORP, INC.
                       1997 STOCK-BASED INCENTIVE PLAN
                          (Full title of the plan)
                                 __________

                              David A. Remijas
                             PARK BANCORP, INC.
                             2740 W. 55th Street
                           Chicago, Illinois 60632
                               (773) 434-6040
          (Name, address and telephone number, including area code,
                            of agent for service)

                                 Copies To:
                            Steven J. Gray, Esq.
                      VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                            222 N. LaSalle Street
                          Chicago, Illinois  60601
                               (312) 609-7500
                                 __________


                                  CALCULATION OF REGISTRATION FEE

                                          Proposed Maximum    Proposed Maximum      Amount of
    Title of Securities   Amount to be        Offering       Aggregate Offering   Registration
     to Be Registered      Registered    Price Per Share (1)      Price (1)            Fee


Common Stock, par value
$.01 per share               378,201          $16.5625           $6,263,954          $1,899


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq Stock Market in the National Market System on August 1, 1997.

                                   PART I

                  INFORMATION REQUIRED IN THE SECTION 10(a)

                                 PROSPECTUS



Note: The document containing the information required by this section will be given to employees eligible to participate in the Park Bancorp, Inc. 1997 Stock-Based Incentive Plan (the "Plan"), and is not required to be filed with the Securities and Exchange Commission (the "Commission") as a part of the Registration Statement.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The following documents filed with the Commission by Park Bancorp, Inc., a Delaware corporation ("Park Bancorp"), are incorporated as of their respective dates in this Registration Statement by reference:

      A. Park Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

      B. All other reports filed by Park Bancorp pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 1996.

      C. The description of Park Bancorp's Common Stock contained in Park Bancorp's Registration Statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

      All documents filed by Park Bancorp pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

      Not required to be filed with this Registration Statement.

Item 5.     Interests of Named Experts and Counsel.

      Not applicable.

Item 6.     Indemnification of Directors and Officers.

      In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the Park Bancorp's Certificate of Incorporation provide as follows:

TENTH:
-----

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, and advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.
In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at is expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:
--------

      A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 7.     Exemption from Registration Claimed.

      Not applicable.

Item 8.     Exhibits.

      4.1 Certificate of Incorporation of Park Bancorp (incorporated by reference to Exhibit 3.1 to Park Bancorp's Registration Statement No. 333-4380)

      4.2   By-Laws of Park Bancorp (incorporated by reference to
            Exhibit 3.2 of Registration Statement No. 333-4380)

      5.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding the legality of the original issuance of the Common Stock

      23.1  Consent of Crowe, Chizek and Company LLP

      23.2  Consent of Vedder, Price, Kaufman & Kammholz (included in
            Exhibit 5.1)

      24.1 Power of Attorney (included on the signature pages of the Registration Statement)

      99.1  The Park Bancorp, Inc. 1997 Stock-Based Incentive Plan

Item 9.     Undertakings.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
            Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 5th day of August, 1997.

                                           PARK BANCORP, INC.



                                           By:/s/ David A. Remijas
                                              ------------------------------
                                                  David A. Remijas
                                                  President and
                                                  Chief Executive Officer


      We, the undersigned officers and directors of Park Bancorp, Inc., and each of us, do hereby constitute and appoint each and any of David A. Remijas and Richard J. Remijas, Jr., our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 5th day of August, 1997 in the capacities indicated.


          Signature                           Title                                   Date
          ---------                           -----                                   ----



/s/ David A. Remijas             President and Chief Executive Officer          August 5, 1997
---------------------------      (Principal Executive Officer)
    David A. Remijas


/s/ Richard J. Remijas, Jr.      Executive Vice President, Chief Operating      August 5, 1997
---------------------------      Officer and Corporate Secretary
    Richard J. Remijas, Jr.


/s/ Joseph M. Judickas, Jr.      Director                                       August 5, 1997
---------------------------
    Joseph M. Judickas, Jr.

                                                 6


/s/ Charles Paprocki             Director                                       August 5, 1997
---------------------------
    Charles Paprocki


/s/ Paul Shukis                  Director                                       August 5, 1997
---------------------------
    Paul Shukis


/s/ Glenn Zajicek
---------------------------      Director                                       August 5, 1997
    Glenn Zajicek


/s/ Steven J. Pokrak             Chief Financial Officer and Treasurer          August 5, 1997
---------------------------      (Principal Financial Officer and Principal
    Steven J. Pokrak             Accounting Officer)


                              INDEX TO EXHIBITS


Exhibit
Number       Description of Exhibit
-------      ----------------------


   4.1 Certificate of Incorporation of Park Bancorp (incorporated by reference to Exhibit 3.1 to Park Bancorp's Registration
             Statement No. 333-4380)

   4.2       By-Laws of Park Bancorp (incorporated by reference to
             Exhibit 3.2 to Park Bancorp's Registration Statement No. 333-
             4380)

   5.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding the legality of any original issuance of the Common Stock

  23.1       Consent of Crowe, Chizek and Company LLP

  23.2       Consent of Vedder, Price, Kaufman & Kammholz (included in
             Exhibit 5.1)

  24.1 Power of Attorney (included on the signature pages of the Registration Statement)

  99.1       The Park Bancorp, Inc. 1997 Stock-Based Incentive Plan

                                      8